Exhibit 99.1
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
     On September 1, 2005 (the “Closing”), the Company completed the acquisition of Bowne Global Solutions, a division of Bowne & Co., Inc. (“Bowne”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) with GGS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, BGS Companies, Inc., a Delaware corporation (“BGS”), Bowne and Bowne of New York, LLC, a Delaware limited liability company dated as of June 27, 2005. Pursuant to the merger (the “Merger”), BGS became a wholly owned subsidiary of the Company. Upon the Closing, each share of common stock of BGS was automatically converted into the right to receive a portion of the merger consideration.
     The Merger was accounted for using the purchase method of accounting. Total purchase consideration was $188.3 million, consisting of the cash payment of $128.5 million made at Closing, 9.4 million shares of the Company’s common stock with a fair market value of $56.5 million, and an additional $3.3 million of direct acquisition costs. The market price used to value the Lionbridge shares issued as partial consideration for BGS was based upon a price of $6.01 per share of Lionbridge common stock, which represents the 5 day average closing price of the stock during the period beginning two days before and ending two days after June 28, 2005, the first trading day of the Company’s common stock following announcement of the merger on June 27, 2005. To fund a portion of the purchase price for its acquisition of BGS, the Company entered into a Credit Agreement (the “Credit Agreement”) dated as of September 1, 2005, together with certain of its U.S. and non-U.S. subsidiaries, the several banks and financial institutions as may become parties to the Credit Agreement (collectively, the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (“Wachovia”). The Credit Agreement provides for a five-year $25.0 million revolving credit facility and a six-year $100.0 million term facility. The Company incurred borrowings of $2.5 million under the revolving credit facility component of the Credit Agreement and $97.7 million (net of $2.3 million of debt financing fees) under the term facility component of the Credit Agreement, which amounts were used to pay a portion of the cash consideration at Closing.
     Under the purchase method of accounting, the purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their fair values as of the consummation of the acquisition. A summary of the initial purchase price allocation is as follows (in thousands):

Purchase consideration:
Value of Lionbridge shares issued	$56,494
Cash consideration	128,500
Transaction costs	3,307

Total purchase consideration	$188,301

Allocation of the purchase consideration:
Fair value of net assets acquired	$51,845
Identifiable intangible assets	43,202
Goodwill	93,254

$188,301

     Primarily as a result of the short time frame elapsed since acquisition, the allocation of purchase price is preliminary and based upon estimates which may change within one year of the acquisition as additional information becomes available relative to the determination of the fair value of the assets, liabilities and contingencies acquired. Except for the completion of the planned exit of certain activities of BGS and the evaluation of any preacquisition contingencies, Lionbridge expects to finalize the allocation of purchase price prior to December 31, 2005. The preliminary allocation of the purchase price, including direct acquisition costs, was based on the fair values of the assets and liabilities on September 1, 2005.
     In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from the transaction is not amortized, but will be subject to an impairment test at least annually (more frequently if certain indicators are present). In the event that the goodwill becomes impaired, Lionbridge will incur an impairment charge for the amount of impairment during the period in which the determination is made.
     The unaudited pro forma combined condensed financial information herein should be read in conjunction with the historical financial statements and the related notes thereto of Lionbridge, which are presented in the Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 28, 2005 (File No. 000-26933), and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2005. The unaudited pro forma combined condensed statements of operations combine Lionbridge’s operating results for the nine months ended September 30, 2005, nine months ended September 30, 2004 and year ended December 31, 2004 with the operating results of BGS for the same periods. The unaudited pro forma combined condensed statements of operations give effect to the acquisition as if it had occurred on January 1, 2004. The unaudited pro forma combined condensed financial information includes all material pro forma adjustments necessary for this purpose.
     BGS results of operations for the one month period ended September 30, 2005 are included in the unaudited historical statement of operations of Lionbridge for the nine months ended September 30, 2005. The column titled “BGS” in the unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2005 presents the results of operations of BGS for the eight month period from January 1, 2005 through August 31, 2005, the period immediately preceding August 31, 2005, the date that Lionbridge acquired BGS.
     The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the acquisition had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the combined company. No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
(Amounts in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Lionbridge	BGS	Adjustments		Combined

Revenue	$138,575	$165,349			$303,924
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	90,682	110,498	$337	(1)	201,421
			(96	)(2)
Sales and marketing	12,942	—	11,679	(1)	24,621
General and administrative	27,084	42,553	(10,573	)(1)	58,670
			(394	)(3)
Corporate allocations	—	3,110	(3,110	)(1)	—
Research and development	830	—	1,667	(1)	2,497
Depreciation and amortization	2,145	3,876			6,021
Amortization of acquisition-related intangible assets	648	1,247	(1,247	)(4)	5,913
			5,265	(5)
Merger, restructuring and other charges	2,344	871			3,215
Stock-based compensation	1,150	—			1,150

Total operating expenses	137,825	162,155	3,528		303,508

Income (loss) from operations	750	3,194	(3,528)		416
Interest expense:
Interest on outstanding debt	693	2,891	4,900	(6)	8,993
			509	(7)
Interest income	477	6			483
Other (income) expense, net	463	(467)			(4)

Income (loss) before income taxes	71	776	(8,937)		(8,090)
Provision for income taxes	1,346	2,803	1,176	(8)	5,325

Net loss	$(1,275)	$(2,027)	$(10,113)		$(13,415)

Net loss per share of common stock:
Basic and diluted	$(0.03)				$(0.24)
Weighted average number of common shares outstanding:
Basic and diluted	48,135		8,356	(9)	56,491

See accompanying notes to unaudited pro forma combined condensed Statements of Operations.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Amounts in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Lionbridge	BGS	Adjustments		Combined

Revenue	$118,457	$167,910			$286,367
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	73,422	109,849	$1,581	(1)	184,763
			(89	)(2)
Sales and marketing	10,700	—	14,413	(1)	25,113
General and administrative	23,276	50,174	(17,288	)(1)	55,691
			(471	)(3)
Corporate allocations	—	1,906	(1,906	)(1)	—
Research and development	258	—	3,226	(1)	3,484
Depreciation and amortization	2,290	4,273			6,563
Amortization of acquisition-related intangible assets	118	1,336	(1,336	)(4)	6,068
			5,950	(5)
Merger, restructuring and other charges	1,854	3,394			5,248
Stock-based compensation	419	—			419

Total operating expenses	112,337	170,932	4,080		287,349

Income (loss) from operations	6,120	(3,022)	(4,080)		(982)
Interest expense:
Interest on outstanding debt	—	3,008	5,512	(6)	9,097
			577	(7)
Interest income	268	—			268
Other (income) expense, net	108	78	(26	)(1)	160

Net income (loss) before income taxes	6,280	(6,108)	(10,143)		(9,971)
Provision for income taxes	430	2,952	1,323	(8)	4,705

Net income (loss)	$5,850	$(9,060)	$(11,466)		$(14,676)

Net income (loss) per share of common stock:
Basic	$0.13				$(0.26)
Diluted	$0.12				$(0.26)
Weighted average number of common shares outstanding:
Basic	46,474		9,400	(9)	55,874
Diluted	49,550

See accompanying notes to unaudited pro forma combined condensed Statements of Operations.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(Amounts in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Lionbridge	BGS	Adjustments		Combined
Revenue	$154,101	$223,003			$377,104
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	95,787	147,592	$1,601	(1)	244,851

			(129	)(2)
Sales and marketing	14,278	—	18,738	(1)	33,016
General and administrative	30,478	65,788	(21,763	)(1)	73,867

			(636	)(3)
Corporate allocations	—	2,550	(2,550	)(1)	—
Research and development	392	—	3,974	(1)	4,366
Depreciation and amortization	2,928	5,938			8,866
Amortization of acquisition-related intangible assets	127	1,983	(1,983	)(4)	8,109
			7,982	(5)
Merger, restructuring and other charges	2,313	6,195			8,508

Stock-based compensation	632	—			632

Total operating expenses	146,935	230,046	5,234		382,215

Income (loss) from operations	7,166	(7,043)	(5,234)		(5,111)
Interest expense:
Interest on outstanding debt	—	3,982	7,370	(6)	12,121
			769	(7)
Interest income	385	—			385
Other (income) expense, net	(100)	1,091			991

Net income (loss) before income taxes	7,651	(12,116)	(13,373)		(17,838)
Provision for income taxes	511	4,065	1,764	(8)	6,340

Net income (loss)	$7,140	$(16,181)	$(15,137)		(24,178)

Net income (loss) per share of common stock:
Basic	$0.15				$(0.43)
Diluted	0.14				(0.43)
Weighted average number of common shares outstanding:
Basic	46,548		9,400	(9)	55,948
Diluted	49,361
See accompanying notes to unaudited pro forma combined condensed Statements of Operations.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED STATEMENTS OF OPERATIONS

(1)	To reclassify certain BGS expenses to conform to the Lionbridge presentation.

(2)	To reflect the amortization of obligations associated with acquired projects and contracts.

(3)	To reflect the amortization of obligations associated with acquired above market leases.

(4)	To eliminate BGS historical amortization expense of its amortizable intangible assets.

(5)	To reflect the amortization expense on $41.0 million of acquired customer contracts and relationships and $2.2 million of acquired technology based upon the preliminary allocation of purchase price to these intangible assets. The estimated useful life of acquired customer contracts ranges from 3.3 to 5.3 years and is amortized on a straight line basis. The estimated useful life of acquired customer relationships is 12 years and is amortized using an economic consumption method. The difference between the economic consumption amortization method and a straight line amortization method is not material in any future period. The estimated useful life of the acquired technology ranges from 1 to 4 years and is amortized on a straight line basis.

(6)	To reflect the interest expense on debt used to fund the acquisition, based on an interest rate of 7.37%. A 1/8% increase or decrease in interest rates would increase or decrease interest expense by approximately $94,000 for each of the nine month periods ended September 30, 2004 and 2005 and $125,000 for the year ended December 31, 2004.

(7)	To record the accretion of deferred financing costs and discount on debt.

(8)	To reflect the increase in deferred tax liabilities associated with the book to tax difference in goodwill.

(9)	To record the 9.4 million shares issued as consideration for the BGS acquisition. For the nine months ended September 30, 2005, this amount is exclusive of the one month weighted average impact of these shares which were included in the share count reported for Lionbridge for the same period.